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 ATA Holdings Corp. Announces Consent of Air Transportation Stabilization Board
                             to Bond Exchange Offers

INDIANAPOLIS, January 30, 2004 - ATA Holdings Corp. (the "Company") (NASDAQ:
ATAH), the parent company of ATA Airlines, Inc. ("ATA"), today announced that it has obtained the consent of the Air Transportation Stabilization Board, pursuant to ATA's government-guaranteed loan, in connection with the Company's offers to exchange (the "Exchange Offers") new issues of unsecured debt and cash for its presently outstanding unsecured debt. The Company intends to complete the Exchange Offers today.

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